Registration No.333-___
                                                     Filed December 22, 2000


                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                              ________________

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                              _________________


          MCSi, Inc. (formerly Miami Computer Supply Corporation)
______________________________________________________________________________
 (Exact Name of Registrant as specified in its Articles of Incorporation)


               Maryland                            31-1001529
______________________________________________________________________________
     (State of incorporation)           (IRS Employer Identification No.)


                        4750 Hempstead Station Drive
                              Dayton, Ohio 45429
______________________________________________________________________________
        (Address of principal executive offices, including zip code)


                          2000 Stock Option Plan
             Amended and Restated 2000 Non-Employee Director
                            Stock Option Plan
______________________________________________________________________________
                         (Full Title of the Plans)


Michael E. Peppel                        Copies to:
President and Chief Executive Officer    Jeffrey A. Koeppel, Esq.
MCSi, Inc.                               Sheryl Jones Alu, Esq.
4750 Hempstead Station Drive             Brian J. Craig, Esq.
Dayton, Ohio 45429                       Elias, Matz, Tiernan & Herrick L.L.P.
(937) 291-8282                           734 15th Street, N.W.
                                         Washington, D.C. 20005
____________________________________     (202) 347-0300
(Name, address, and telephone number
 of agent for service)





                                Page 1 of 16
                           Exhibit Index on page 6

                      CALCULATION OF REGISTRATION FEE



 Title of                     Proposed         Proposed
Securities                    Maximum          Maximum       Amount of
  to be       Amount to be  Offering Price    Aggregate    Registration
Registered    Registered(1)   Per Share     Offering Price     Fee
______________________________________________________________________________
Common Stock,
no par value  563,580(2)     $21.82(4)    $12,297,316(4)   $3,074.33

Common Stock,
no par value  436,420(3)     $22.23(5)    $ 9,701,617(5)   $2,425.40
              -------         -----        ----------       --------

     Total:   1,000,000                   $21,998,933      $5,499.73
              =========                    ==========       ========

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the MCSi, Inc. ("Company" or "Registrant") Amended and Restated 2000 Non-Employee Director Stock Option Plan (the "Director Plan") or the 2000 Stock Option Plan (the "Employee Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, no par value ("Common Stock"), of the Company.

(2) Represents 40,000 shares reserved for issuance for which stock options have not been granted pursuant to the Director Plan and 523,580 shares reserved for issuance for which stock options have not been granted pursuant to the Employee Plan.

(3) Represents 60,000 shares reserved for issuance for which stock options have been granted under the Director Plan and 376,420 shares reserved for issuance for which stock options have been granted under the Employee Plan.

(4) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Proposed Maximum Offering Price Per Share for the 40,000 shares for which stock options have not been granted under the Director Plan and the 523,580 shares for which stock options have not been granted under the Employee Plan are equal to the average of the high and low price of the Common Stock of the Company on December 21, 2000 on the Nasdaq National Market System.

(5) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) promulgated under the Securities Act. The proposed Maximum Offering Price Per Share is equal to the weighted average of the exercise prices for the options to purchase 60,000 shares of Common Stock which are outstanding under the Director Plan as of the date hereof and the options to purchase 376,420 shares of Common Stock which are outstanding under the Employee Plan as of the date hereof.


                                     2

                    __________________________

    This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.

























                                     3

                                  PART I

Item 1. Employee Plan and Director Plan Information.*

Item 2. Registrant Information and Employee Plan and Director Plan Annual Information.*

__________________________

* The documents containing the information specified in this Part I of Form S-8 will be sent or given to the participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                  PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

             (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Commission on March 31, 2000 (File No. 000-21561);

             (b) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange
    Act"), since the end of the fiscal year covered by the Form 10-K referred to in clause (a) above.

             (c) The description of the Capital Stock of the Company contained in the Company's Proxy Statement on Schedule 14A filed with the Commission on April 13, 2000 (File No. 0-21561).

             (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

    Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein,
                                     4

modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    Not applicable since the Company's Common Stock is registered under
Section 12 of the Exchange Act.

Item. 5. Interests of Named Experts and Counsel.

    Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Maryland General Corporation Law ("MGCL") authorizes Maryland corporations to limit the liability of directors and officers to the corporation and its stockholders for money damages except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit actually received; (ii) to the extent that a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (iii) in respect of certain other actions not applicable to the Company. The Registrant's Articles of Incorporation limit the liability of directors and officers to the fullest extent permitted by the MGCL.

     The MGCL also authorizes Maryland corporations to indemnify present and past directors and officers of the corporation or of another corporation for which they serve at the request of the corporation against judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) actually incurred in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation in respect of which the director or officer is adjudged to be liable to the corporation) in which they are made parties by reason of being or having been directors or officers, unless it is proved that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The MGCL also provides that, unless limited by the corporation's Articles of Incorporation, a corporation shall indemnify present and past directors and officers of the corporation who are successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against reasonable expenses (including attorneys' fees) incurred in connection with the proceeding. The Registrant's Articles of Incorporation do not limit the extent of this indemnity.
                                     5

      The Bylaws of the Registrant permit indemnification of directors and officers to the fullest extent permitted by the MGCL, and the Registrant's directors and officers are covered by certain insurance policies maintained by the Registrant.

Item 7.    Exemption from Registration Claimed.

      Not applicable, since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8. Exhibits

      The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

      No.      Exhibit
      ---      -------
      4        Common Stock Certificate

      5        Opinion of Elias, Matz, Tiernan & Herrick
               L.L.P. as to the legality of the securities

      23.1     Consent of Elias, Matz, Tiernan & Herrick
               L.L.P. (contained in the opinion included as Exhibit 5)

      23.2     Consent of PricewaterhouseCoopers L.L.P.


      24       Power of attorney for any subsequent
               amendment is located in the signature pages

      99.1     Amended and Restated 2000 Non-Employee Director Stock Option
               Plan

      99.2     2000 Stock Option Plan








                                     6

Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                     7

                                 SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on December 22, 2000.



                              MCSi, Inc.


                              By:  /s/ Michael E. Peppel
                                  ------------------------------
                                  Michael E. Peppel
                                  Chairman, President and Chief Executive
                                  Officer


    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Michael E. Peppel or Ira H. Stanley his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.




/s/ Michael E. Peppel                          December 22, 2000
---------------------
Michael E. Peppel
Chairman, President and
Chief Executive Officer
(Principal Executive Officer)


/s/ Robert G. Hecht                            December 22, 2000
--------------------
Robert G. Hecht
Director



                                               December __, 2000
--------------------
Richard L. Posen
Director






/s/ Harry F. Radcliffe                        December 22, 2000
----------------------
Harry F. Radcliffe
Director


/s/ Ira H. Stanley                            December 22, 2000
--------------------
Ira H. Stanley
Director, Vice President
 and Chief Financial Officer




















Exhibit Index
-------------

    No.     Exhibit
    ---     -------

    4       Common Stock Certificate

    5       Opinion of Elias, Matz, Tiernan & Herrick
            L.L.P. as to the legality of the securities

    23.1    Consent of Elias, Matz, Tiernan & Herrick
            L.L.P. (contained in the opinion included as Exhibit 5)

    23.2    Consent of PricewaterhouseCoopers L.L.P.

    24      Power of attorney for any subsequent
            amendments is located in the signature pages

    99.1    Amended and Restated 2000 Non-Employee Director Stock Option Plan

    99.2    2000 Stock Option Plan